EXHIBIT 8.1

List of Subsidiaries

Subsidiary / Consolidated Entities	Jurisdiction of incorporation or organization
Farmmi International Limited	Hong Kong
Farmmi Canada Inc.	Canada
Farmmi (Hangzhou) Enterprise Management Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Agricultural Science and Technology Group Co.,
Ltd. (former Hangzhou Suyuan Agriculture Technology Co., Ltd.)	People’s Republic of China
Hangzhou Nongyuan Network Technology Co., Ltd. (consolidated entity which the
Registrant controls via contractual arrangements)	People’s Republic of China
Lishui Farmmi Technology Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Food Co., Ltd.	People’s Republic of China
Lishui Farmmi E-Commerce Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Biotechnology Co., Ltd..	People’s Republic of China
Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.	People’s Republic of China
Zhejiang Yitang Medical Service Co., Ltd. (consolidated entity)	People’s Republic of China
Zhejiang Yiting Medical Technology Co., Ltd. (consolidated entity)	People’s Republic of China
Farmmi (Hangzhou) Health Development Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Healthcare Technology Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Holding Group Co. LTD	People’s Republic of China
Jiangxi Xiangbo Agriculture and Forestry Development Co. Ltd.	People’s Republic of China
Yudu County Yada Forestry Co., Ltd.	People’s Republic of China
Guoning Zhonghao (Ningbo) Trade Co., Ltd.	People’s Republic of China
Shanghai Zhongjian Yiting Healthcare Technology Partnership
(Limited Partnership) (consolidated entity)	People’s Republic of China
Lishui Yifeng Healthcare Technology Co., Ltd. (consolidated entity)	People’s Republic of China
Lishui Yilong Enterprise Management Co., Ltd. (consolidated entity)	People’s Republic of China
Lishui Yifeng Yilong Medical Technology Development Partnership (Limited Partnership) (consolidated entity)	People’s Republic of China
Lishui Yitang Shangke Medical Technology Development Partnership (Limited Partnership) (consolidated entity)	People’s Republic of China
Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.	People’s Republic of China
Zhejiang Suyuan Agricultural Technology Co., Ltd	People’s Republic of China
Ningbo Farmmi Baitong Trade Co., Ltd	People’s Republic of China